UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/17/2007

R. R. DONNELLEY & SONS COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number:  1-4694

DE	361004130
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

111 S. Wacker Dr., Chicago, IL 60606
(Address of principal executive offices, including zip code)

312-326-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.01.    Completion of Acquisition or Disposition of Assets

On May 17, 2007, R.R. Donnelley & Sons Company, ("R.R. Donnelley") completed the purchase of all of the issued and outstanding shares of common stock of Von Hoffmann Holdings Inc., a Delaware corporation ("Von Hoffmann") and wholly owned subsidiary of Visant Corporation, a Delaware corporation ("Visant") pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of January 2, 2007, among R.R. Donnelley, Visant and, solely for certain purposes, Visant Holding Corp., a Delaware corporation (the "Transaction") for an aggregate purchase price of $412.5 million.

The foregoing description of the Transaction and the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this Current Report by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

2.1 Stock Purchase Agreement among R.R. Donnelley & Sons Company, Visant Corporation and Visant Holding Corp., dated as of January 2, 2007 (incorporated by reference to Exhibit 2.1 to R.R. Donnelley & Sons Company's Current Report filed on Form 8-K filed on January 8, 2007)

99.1 Press Release issued by R.R. Donnelley & Sons Company on May 17, 2007

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: May 22, 2007	By:	/s/ Suzanne S. Bettman
Suzanne S. Bettman
Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release issued by R.R. Donnelley & Sons Company on May 17, 2007